SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
May 7, 2002

United Community Banks, Inc.
(Exact name of registrant as specified in its charter)

Georgia	No. 0-21656	No. 58-180-7304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

63 Highway 515, P.O. Box 398
Blairsville, Georgia  30512
(Address of principal executive offices)

Registrant's telephone number, including area code:
(706) 781-2265

Not applicable
(Former name or former address, if changed since last report)

Items 1 - 4.	Not Applicable

Item 5.

On April 25, 2002, United Community Banks, Inc. announced a 2 for 1 split of its common stock effective May 29, 2002 for shareholders of record on May 15, 2002.  The effect of the split on previously reported financial information and earnings per share is included as an exhibit hereto.

Item 6.	Not Applicable

Item 7.	Exhibits.

99.1

Schedules showing the effect of the 2 for 1 stock split announced April 25, 2002 for shareholders of record on May 15, 2002 and effective May 29, 2002 on previously reported earnings per share, dividends per share and shares outstanding amounts.

Item 8.	Not Applicable

Item 9.	Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                    /s/  Rex S. Schuette
                                                                                                Rex S. Schuette
                                                                                                Executive Vice President and
May 7, 2002                                                                           Chief Accounting Officer